As filed with the Securities and Exchange Commission on June 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DAVIDsTEA INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1048842
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

5430 Ferrier
Mount-Royal, Québec, Canada, H4P 1M2

(Address of principal executive offices, including zip code)

2015 Omnibus Equity Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed Maximum Aggregate offering price	Amount of registration fee
2015 Omnibus Equity Incentive Plan, Common Shares, no par value	1,500,000	$1.07	$1,605,000.00	$208.33
Total	1,500,000		$1,605,000.00	$208.33

_______

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Shares that become issuable under the 2015 Omnibus Equity Incentive Plan, as described herein, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Shares.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices per Common Share on The NASDAQ Global Market as of a date June 12, 2020.

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REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

DAVIDsTEA Inc. (the “Registrant”) previously filed a registration statement on June 18, 2015 (Registration No. 333-205058) (the “Prior Registration Statement”), to register under the Securities Act Common Shares issuable under the 2015 Omnibus Equity Incentive Plan (the “2015 Omnibus Plan”). This Registration Statement has been prepared and filed pursuant to, and in accordance with, the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 1,500,000 Common Shares (the “Additional Shares”), issuable under the 2015 Omnibus Plan. Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this registration statement.

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on June 16, 2020.

(2)	The Registrant’s current report on Form 8-K, filed with the SEC on June 15, 2020, April 27, 2020 and March 17, 2020.

(3)

The description of the Registrant’s Common Shares, no par value, contained in the Registrant’s registration statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act, on May 27, 2015 (File No. 001-37404), as updated by the description of the Company’s Common Shares contained in Exhibit 4.1 of its Annual Report on Form 10-K for the fiscal year ended February 2, 2019.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (the “CBCA”) authorizes corporations to indemnify current and former directors and officers of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if such individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The CBCA further provides that a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual must repay the moneys if the individual does not fulfil certain conditions.

The Registrant’s by-laws provide that the Registrant shall indemnify the individuals referred to above on substantially the same terms and conditions as set out in the CBCA.

The Registrant has entered into agreements with its directors and certain of its officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, if, by reason of acting as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Corporation, the Indemnitee is, or is threatened to be made, a party to or participant in any action, suit, arbitration, alternate-dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, other than a proceeding by or on behalf of the Corporation, against all expenses (as therein defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such proceeding or any claim, issue or matter therein, if the Indemnitee acted honestly and in good faith and with a view to the best interests of the Corporation, and with respect to any criminal or administrative proceeding that is enforced by a monetary penalty, had reasonable grounds for believing the Indemnitee’s conduct was lawful.

The Registrant maintains insurance policies relating to certain liabilities that the Registrant’s directors and officers may incur in such capacity.

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Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description of Document	Form	Filing Date	Exhibit Number
4.1	2015 Omnibus Incentive Plan	F-1	4/2/2015	10.14
4.2	Amendment to 2015 Omnibus Equity Incentive Plan			Filed herewith
5.1	Opinion of Fasken Martineau DuMoulin LLP			Filed herewith
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm			Filed herewith
23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)			Filed herewith
24.1	Power of Attorney (included on the signature page of this Registration Statement)			Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Canada on June 18, 2020.

DAVIDsTEA INC.

By:	/s/ Herschel Segal
Name:	Herschel Segal
Title:	Interim Chief Executive Officer and Chairman of the Board

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Herschel Segal and Frank Zitella, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of DAVIDsTEA Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Herschel Segal	Interim Chief Executive Officer and Chairman of the Board, and Director
Name: Herschel Segal	(principal executive officer)

/s/ Frank Zitella	Chief Financial and Operating Officer
Name: Frank Zitella	(principal financial officer and principal accounting officer)

/s/ Pat De Marco	Director
Name: Pat De Marco

/s/ Emilia Di Raddo	Director
Name: Emilia Di Raddo

/s/ Max Ludwig Fischer	Director
Name: Max Ludwig Fischer

/s/ Susan L. Burkman	Director
Name: Susan L. Burkman

/s/ Peter Robinson	Director
Name: Peter Robinson

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8 in New York, on June 18, 2020.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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